Exhibit 21

                                      SUBSIDIARIES OF INTERFACE, INC.

                                                                                    Jurisdiction of
                   Subsidiary <F1>                                                   Organization
   Bentley Mills, Inc.                                                               Delaware (USA)
   Guilford (Delaware), Inc.                                                         Delaware (USA)
   Interface Interior Fabrics, Inc.<F2>                                              Delaware (USA)
   Interface Securitization Corporation                                              Delaware (USA)
   Intek, Inc.                                                                       Georgia (USA)
   Interface Americas, Inc.                                                          Georgia (USA)
   Interface Overseas Holdings, Inc.<F3>                                             Georgia (USA)
   Interface Flooring Systems, Inc.                                                  Georgia (USA)
   Interface Research Corporation                                                    Georgia (USA)
   Interface Yarns, Inc.                                                             Georgia (USA)
   Pandel, Inc.                                                                      Georgia (USA)
   Prince Street Technologies, Ltd.                                                  Georgia (USA)
   Re:Source Americas Enterprises, Inc.<F4>                                          Georgia (USA)
   Interface Americas Re:Source Technologies, Inc.                                   Georgia (USA)
   Toltec Fabrics, Inc.                                                              Georgia (USA)
   Facilities Resource Group, Inc.                                                   Illinois (USA)
   Interface Architectural Resources, Inc.                                           Michigan (USA)
   Interface Americas Workplace Solutions, Inc.                                      Georgia (USA)
   Renovisions, Inc.                                                                 Pennsylvania (USA)
   Interface Flooring Systems Commercial Ltda.                                       Brazil
   Interface Flooring Systems (Canada), Inc.                                         Canada
   Interface Europe B.V.<F5>                                                         Netherlands
   Interface Europe, Ltd.<F6>                                                        United Kingdom

  <F1>  The names of certain subsidiaries which, if
        considered in the aggregate as a single
        subsidiary, would not constitute a "significant subsidiary", have been omitted.

  <F2>  Interface Interior Fabrics, Inc. (formerly
        Guilford of Maine, Inc.) is the parent of eight direct subsidiaries organized and operating in Canada and the United States (including Toltec
        Fabrics, Inc. and Intek, Inc.).

  <F3> Interface Overseas Holdings, Inc. is the parent
       of 10 direct subsidiaries organized and operating in Europe, Australia, Japan, Hong Kong, Singapore,
       Thailand, China and the British Virgin Islands.

  <F4> Re:Source Americas Enterprises, Inc. is the
       parent of 23 subsidiaries organized and operating in the United States. All of such subsidiaries are commercial floorcovering contractors.

  <F5> Interface Europe B.V. (formerly Interface Heuga
       B.V.) is the parent of seven direct or indirect subsidiaries organized and operating in the Netherlands, and 14 direct or indirect subsidiaries organized and operating outside of the Netherlands.

  <F6> Interface Europe, Ltd. (formerly Interface
       Flooring Systems, Ltd.) is the parent of 15 direct or indirect subsidiaries organized and operating in the United Kingdom and eight direct or indirect subsidiaries organized and operating outside the United Kingdom.

(/TABLE>

